Exhibit 7.2
DATED AS OF MARCH 28, 2006
MANULIFE FINANCIAL CORPORATION
and
CIBC MELLON TRUST COMPANY
TRUSTEE
SECOND SUPPLEMENTAL INDENTURE
Supplemental to
TRUST INDENTURE DATED AS OF MAY 19, 2005
and to
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF MAY 19, 2005

     THIS SECOND SUPPLEMENTAL INDENTURE made as of the 28th day of March, 2006
B E T W E E N:
MANULIFE FINANCIAL CORPORATION, a corporation existing under the Insurance Companies Act (Canada) and having its registered office in the City of Toronto in the Province of Ontario
(hereinafter called the “Corporation”),
OF THE FIRST PART
- and -
CIBC MELLON TRUST COMPANY, a trust company existing under the federal laws of Canada and having an office in the City of Toronto in the Province of Ontario
(hereinafter called the “Trustee”)
OF THE SECOND PART
          WHEREAS by a Trust Indenture (herein referred to as the “Principal Indenture”) made as of May 19, 2005 between the Corporation and the Trustee, provision was made for the issue in series of unsecured debentures of the Corporation (the “Debentures”); and
          WHEREAS by a First Supplemental Indenture (herein referred to as the “First Supplemental Indenture”) made as of May 19, 2005 between the Corporation and the Trustee, provision was made for the issue of a series of Debentures to be designated “Medium Term Notes” upon the terms set forth in the Principal Indenture as supplemented by the First Supplemental Indenture; and
          WHEREAS section 12.1 of the Principal Indenture provides that the Corporation and the Trustee may execute and deliver supplemental indentures, which thereafter form part of the Principal Indenture; and
          WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee; and
          WHEREAS these presents are to be executed and delivered by the parties hereto by way of supplement to the Principal Indenture in order to provide for the amendment of the Principal Indenture in the manner as herein provided; and
          WHEREAS the Trustee has full power and authority to execute this Second Supplemental Indenture and to accept and execute the trusts herein imposed upon it;

          NOW THEREFORE THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:
ARTICLE 1
INTERPRETATION
1.1 To be read with Principal Indenture and First Supplemental Indenture.
          This Second Supplemental Indenture is supplemental to the Principal Indenture and the First Supplemental Indenture, and this Second Supplemental Indenture shall hereafter be read together with the Principal Indenture and the First Supplemental Indenture and shall have effect as if all the provisions thereof and hereof were contained in one instrument.
1.2 Definitions.
          In this Second Supplemental Indenture, unless there is something in the subject matter or context inconsistent therewith:
1.2.1 the expressions “Article” and “section” followed by a number mean and refer to the specified Article and section of this Second Supplemental Indenture unless otherwise expressly stated;
1.2.2 “Indenture” (when not qualified by the word “Principal” or the word “Supplemental”), “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to the Principal Indenture and all indentures, deeds or other instruments supplemental or ancillary thereto, including the First Supplemental Indenture and this Second Supplemental Indenture and not to any particular Article, section, subdivision or portion hereof; and
1.2.3 other expressions defined in the Principal Indenture shall have the same meanings when used in this Second Supplemental Indenture.
ARTICLE 2
AMENDMENTS TO PRINCIPAL INDENTURE
2.1 Amendments.
2.1.1 The following definitions in section 1.1 of the Principal Indenture are hereby deleted:
          2.1.1.1 The definition of “Canadian Dollars” in section 1.1.7;
          2.1.1.2 The definition of “CBRS” in section 1.1.8;
          2.1.1.3 The definition of “DBRS” in section 1.1.15; and

          2.1.1.4 The definition of “Shares” in section 1.1.34.
2.1.2 The following definitions in section 1.1 of the Principal Indenture are hereby amended as follows:
2.1.2.1 The definition of “Generally Accepted Accounting Principles” in section 1.1.24 is hereby amended by deleting the phrase “in Canada” in the second line of the definition and adding the phrase “prescribed by the Canadian Institute of Chartered Accountants or any successor institute, as modified or supplemented by the Superintendent pursuant to the Insurance Companies Act (Canada)” to the end of the definition and immediately before the semi colon; and
2.1.2.2 The definition of “Successor Corporation” in section 1.1.37 is hereby amended by replacing the word “Corporation” with the word “Entity” and all references in the Principal Indenture to “Successor Corporation” are hereby deleted and replaced with references to “Successor Entity”.
2.1.3 The following section references in the Principal Indenture are hereby amended as follows:
2.1.3.1 The reference to “section 6.3” in the third line of section 2.2.1.11 of the Principal Indenture is hereby deleted and replaced by “section 5.3”;
2.1.3.2 The reference to “section 2.14” in the sixth line of section 2.2.1.17 of the Principal Indenture is hereby deleted and replaced by “section 2.15”;
2.1.3.3 The references to “section 2.14” in the first line and in the eighth line of section 2.8.1 of the Principal Indenture are hereby deleted and replaced by “section 2.15”;
2.1.3.4 The reference to “section 2.14” in the first line of section 2.8.3 of the Principal Indenture is hereby deleted and replaced by “section 2.15”;
2.1.3.5 The reference to “section 6.3” in the third line of section 2.14 of the Principal Indenture is hereby deleted and replaced by “section 5.3”;
2.1.3.6 The reference to “section 9.1” in the seventh line of section 9.11.2 of the Principal Indenture is hereby deleted and replaced by “section 8.1”; and
2.1.3.7 The reference to “section 6.3” in the second line of section 9.11.4 of the Principal Indenture is hereby deleted and replaced by “section 5.3”.
2.1.4 The word “holders” in the second line of section 2.8.1 of the Principal Indenture is hereby deleted and replaced by the word “Holders”.
2.1.5 The word “Series” in the first line of section 2.11.1 of the Principal Indenture is hereby deleted and replaced by the word “series”.

2.1.6 The words “definitive Debenture” in the eighth line of section 2.13.1 of the Principal Indenture are hereby deleted and replaced by the words “Definitive Securities”.
2.1.7 The phrase “The Debentures to be redeemed shall be selected by lot by the Trustee or on a pro rata basis” in the fifth line of section 3.2.1 of the Principal Indenture is hereby deleted and replaced by the phrase “The Debentures to be redeemed shall be selected by the Trustee on a pro rata basis”.
2.1.8 The phrase “the Debentures to be purchased by the Corporation shall be selected by the Trustee by lot or on a pro rata basis” in the second line of section 3.8.2 of the Principal Indenture is hereby deleted and replaced by the phrase “the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis”.
2.1.9 The word “Shareholders” in the fourth line of section 4.1.3 of the Principal Indenture is hereby deleted and replaced by the word “shareholders”.
2.1.10 The sentence “Any amount due under this section 4.4 and unpaid 30 days after demand for such payment shall bear interest from the expiration of such 30 day period at a rate per annum equal to the prime rate designated from time to time by Royal Bank of Canada at prevailing rate set by the Trustee as its prime rate for commercial loans in Canadian funds at Toronto.” which is the first sentence of the second paragraph of section 4.4 of the Principal Indenture is hereby deleted and replaced by the sentence “Any amount due under this section 4.4 and unpaid 30 days after demand for such payment shall bear interest from the expiration of such 30 day period at the rate agreed to from time to time between the Corporation and the Trustee.”
2.1.11 The period at the end of section 5.1.2 is deleted and the following events of default are inserted in addition to the Events of Default in section 5.1 of the Principal Indenture and, in respect of the Debentures, will be considered Events of Default under section 5.1 of the Principal Indenture:
“; or
5.1.3 if the Corporation defaults in the payment of the principal of any Debenture when the same becomes due; or
5.1.4 if the Corporation defaults in the payment of any interest when due upon any Debenture where such default continues for a period of 30 days after the relevant Interest Payment Date.”
2.1.12 Section 8.1.1 of the Principal Indenture is hereby deleted in its entirety and replaced by the following:
“8.1.1 such other Person or continuing corporation (the “Successor Entity”) is organized and validly existing under the laws of Canada, the United States of America, the United Kingdom or other member country that is in the European Community, or any political subdivision of the foregoing;”.

2.1.13 Section 8.1.3 of the Principal Indenture is hereby amended by adding the phrase “(including, where the Successor Entity is not organized under the laws of Canada or a province or territory thereof, the transaction would not cause any material adverse tax consequences to the Debentureholders)” to the end of section 8.1.3 and immediately before the semi-colon.
ARTICLE 3
SUNDRY PROVISIONS
3.1 Acceptance of Trust.
          The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Indenture. This agreement and all documents relating to the transactions covered hereby have been drawn up in English at the express wish of the parties. Ce contrat et tous les documents pertinents à cette transaction ont été rédigés en anglais à la volonté expresse des parties.
3.2 Counterparts and Formal Date.
          This Second Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall be deemed to bear date as of March 28, 2006.

          IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seal and the hands of their proper officers in that behalf.

MANULIFE FINANCIAL CORPORATION
By:	Dominic D’Alessandro
	Name:	Dominic D’Alessandro
	Title:	President and Chief Executive Officer

(corporate seal)

By:	Peter H. Rubenovitch
	Name:	Peter H. Rubenovitch
	Title:	Senior Executive Vice President and Chief Financial Officer

CIBC MELLON TRUST COMPANY
By:	Eugenia Petryla
	Name:	Eugenia Petryla
	Title:	Account Manager

(corporate seal)

By:	Lennox August
	Name:	Lennox August
	Title:	Associate Manager